UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement

MEDOVEX CORP.

(Name of Registrant As Specified In Its Charter)

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MEDOVEX CORP.

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT

OF THE MAJORITY SHAREHOLDER IN LIEU OF A MEETING

To the Shareholders of Medovex Corp. (the “Corporation” or “Medovex”):

We are writing to inform you that on January 9, 2019, the shareholder holding a majority of our voting capital stock has executed a written consent in lieu of a shareholders meeting, which we refer to herein as the “Written Consent”, to approve:

●	An amendment to our Amended Articles of Incorporation to increase the total number of shares of authorized capital stock to two hundred million (200,000,000) shares consisting of (i) one hundred ninety nine million (199,000,000) shares of Common Stock and (ii) one million (1,000,000) shares of Preferred Stock from one hundred million (100,000,000) shares consisting of (i) ninety nine million (99,000,000) shares of Common Stock and (ii) one million (1,000,000) shares of Preferred Stock (“Increase in Authorized Capital”).
●	An amendment to our Amended Articles of Incorporation to change the name of the Corporation from Medovex Corp. to Blue Zone Health Corp. (“Name Change”) and to authorize the Chief Executive Officer (the “CEO”) of the Company to file such amendment to effect the Name Change at the time he deems appropriate.

This above items, or “Proposals,” are more fully described in the accompanying Information Statement. The Written Consent was taken pursuant to Section 78.320 of the Nevada Revised Statutes and our bylaws, each of which permits that any action which may be taken at a meeting of the shareholders may also be taken by the written consent of the holders of the numbers of voting capital stock required to approve the action at a meeting. The accompanying Information Statement is being furnished to all of our shareholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing our shareholders of the action taken by the Written Consent before it becomes effective. The actions under the Written Consent cannot be taken or become effective sooner than 20 calendar days after the Information Statement is first sent or given to the Company’s shareholders. Because the accompanying Information Statement is first being mailed to shareholders on or about January 25, 2019, the Proposal described herein will become effective on or after February 15, 2019.

This is not a notice of a special meeting of shareholders and no shareholder meeting will be held to consider any of the matters or proposals which is described herein. THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO SHAREHOLDERS ON OR ABOUT JANUARY 24, 2019. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

By Order of the Board of Directors

/s/ William E. Horne
William E. Horne, Chief Executive Officer

January 25, 2019

MEDOVEX CORP.

3060 Royal Boulevard S, Ste 150

Alpharetta, Georgia 30022

INFORMATION STATEMENT

GENERAL INFORMATION

In this Information Statement, we refer to Medovex Corp., a Nevada corporation, as the “Company,” “we,” “us,” or “our.”

The Information Statement is furnished in connection with an action by written consent (the “Written Consent”) of the holder of a majority of the Company’s issued and outstanding voting capital stock (the “Majority Shareholder”). The actions taken by the Written Consent will not become effective until at least 20 business days after the Information Statement is sent or given to our shareholders in accordance with the requirements of the rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The close of business on January 25, 2019 is the record date (the “Record Date”) for the determination of shareholders entitled to notice of the action by the Written Consent.

Pursuant to the Written Consent, the Majority Shareholder approved i) an amendment to our Amended Articles of Incorporation to increase the total number of shares of authorized capital stock to two hundred million (200,000,000) shares consisting of (a) one hundred ninety nine million (199,000,000) shares of Common Stock and (b) one million (1,000,000) shares of Preferred Stock from one hundred million (100,000,000) shares consisting of (a) ninety nine million (99,000,000) shares of Common Stock and (b) one million (1,000,000) shares of Preferred Stock (“Increase in Authorized Capital”); and ii) an amendment to our Amended Articles of Incorporation to change the name of the Corporation from Medovex Corp. to Blue Zone Health Corp. (“Name Change”) and the authorization to the CEO of the Company to file such amendment to effect the Name Change at the time he deems appropriate.

Our Board of Directors unanimously approved the amendments to our Amended Articles of Incorporation on January 9, 2019. On January 22, 2019, the Board of Directors set the Record Date as January 25, 2019.

This Information Statement contains a brief summary of the material aspects of the Proposals approved by the Board and the Majority Shareholder.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify our shareholders of certain corporate actions taken by the Majority Shareholder pursuant to the Written Consent. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Proposal as early as possible to accomplish the purposes hereafter described, the Board elected to seek the written consent of the Majority Shareholder to reduce the costs and implement the Proposal in a timely manner.

Who is Entitled to Notice?

Each outstanding share of the Company’s voting securities on the close of business on the Record Date will be entitled to notice of the actions to be taken pursuant to the Written Consent.

What Constitutes the Voting Shares of the Company?

The voting power entitled to vote on the Proposals consists of the vote of the holders of a majority of the Company’s voting securities as of the Record Date. As of the Record Date, the Company’s voting securities consisted of 24,717,271 shares of Common Stock, 9,250 shares of Series B Preferred Stock and 39,772 shares of Series C Preferred Stock. Each share of Common Stock is entitled to one vote per share on matters submitted to the Stockholders. Holders of shares of Series B Preferred Stock and Series C Preferred Stock vote together with the holders of Common Stock on all matters and do not vote as a separate class. A share of Series B Preferred Stock is entitled to the number of votes that equals the number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible. A share of Series C Preferred Stock is entitled to 1,000 votes on a convertible basis.

What Vote is Required to Approve the Proposals?

The affirmative vote of a majority of the voting stock outstanding on the Record Date is required for approval of the Proposals. As of the Record Date, the Company’s voting securities consisted of 24,717,271 shares of Common Stock, 9,250 shares of Series B Preferred Stock and 39,772 shares of Series C Preferred Stock. However, because the Majority Shareholder held 39,772 shares of Series C Preferred Stock as of the close of business on the Record Date, which entitled the Majority Shareholder to an aggregate of approximately 61.67% of the outstanding voting power, and through their consent voted in favor of the Proposals, no other shareholder consents will be obtained in connection with this Information Statement.

PROPOSAL 1

AMENDMENT TO THE AMENDED

ARTICLES OF INCORPORATION TO INCREASE THE

NUMBER OF AUTHORIZED CAPITAL STOCK TO 200,000,000 SHARES, CONSISTING OF 199,000,000 SHARES OF COMMON STOCK

AND 1,000,000 SHARES OF PREFERRED STOCK

The Company’s Articles of Incorporation authorize the issuance of 99,000,000 shares of Common Stock, par value $0.001 per share, and 1,000,000 shares of Preferred Stock, par value $0.001 per share. On January 9, 2019, the Board of Directors of the Company approved an amendment to the Articles of Incorporation to increase the total number of shares of authorized capital stock to 200,000,000 shares consisting of (i) 199,000,000 shares of Common Stock, par value $0.001 per share, and (ii) 1,000,000 shares of Preferred Stock, par value $0.001 per share, all subject to shareholder approval.

Purpose and Effect of the Amendment

As of Record Date, the Company had 24,717,271 shares of Common Stock issued and outstanding. As of Record Date, the Company had 9,250 shares of Series B Preferred Stock and 39,772 shares of Series C Preferred Stock, issued and outstanding.

The Board of Directors believes it continues to be in our best interest to have sufficient additional authorized but unissued shares of Common Stock and Preferred Stock available in order to provide flexibility for corporate action in the future. In addition, the Company requires additional shares to be able to accommodate the conversion or exercise of all currently outstanding derivative securities and to fulfill its contractual requirements to reserve a sufficient number of shares of Common Stock to honor such conversions, if they are made. Management believes that the availability of additional authorized shares for issuance from time to time in the Board of Directors’ discretion in connection with possible acquisitions of other companies, future financings, investment opportunities, stock splits or dividends or for other corporate purposes is desirable in order to avoid repeated separate amendments to our Articles of Incorporation, as amended, and the delay and expense incurred in holding special meetings of the shareholders to approve such amendments.

Following adoption of the Amendment, the total number of authorized shares of Preferred Stock shall remain one million (1,000,000) shares, with par value of $0.001 per share. The board of directors shall have the authority to authorize the issuance of the Preferred Stock from time to time in one or more classes or series. As of January 25, 2019, there were 45,000 authorized shares of Series A Preferred Stock, 10,000 authorized shares of Series B Preferred Stock, and 45,000 authorized shares of Series C Preferred Stock.

On October 18, 2018, the Company entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Regenerative Medicine Solutions, LLC (“RMS”), Lung Institute LLC, RMS Lung Institute Management LLC, Cognitive Health Institute Tampa, LLC, RMS Shareholder, LLC and RMS Acquisition Corp. (“Buyer,” and collectively, the “Parties”). Pursuant to the terms of the Asset Purchase Agreement, Buyer shall purchase all of the assets of Regenerative Medicine Solutions LLC, Cognitive Health Institute Tampa, LLC, Lung Institute LLC and RMS Lung Institute Management LLC (collectively the “Sellers”). As consideration, Buyer shall (i) deliver to Sellers (x) 583,333 shares of Common Stock of the Company, (y) 39,772 shares of Series C Preferred Stock of the Company (“Series C Preferred Stock”), and (z) “Additional Exchange Shares” as defined by Section 2.05(f) of the Asset Purchase Agreement; and (ii) assume certain liabilities as provided in Section 2.03 of the Asset Purchase Agreement. As further consideration, the Company shall pay RMS the sum of $350,000.

On January 8, 2019, the Company consummated the Asset Purchase Agreement and delivered 39,772 shares of Series C Preferred Stock and the cash payment. The 583,333 shares of Common Stock have not yet been issued until certain post-closing conditions are met.

The issuance of such Series C Preferred Stock could adversely affect the rights of the holders of our Common Stock, and therefore reduce the value of such stock. It is not possible to state the actual effect of the potential future issuance of any series of Preferred Stock on the rights of holders of our currently outstanding stock unless and until our Board of Directors determines the specific rights of the holders of any such additional Preferred Stock; however, these effects may include:

●	Restricting dividends on the Common or Preferred Stock;
●	Diluting the voting power of the Common Stock;
●	Impairing the liquidation rights of the Common or Preferred Stock; or
●	Delaying or preventing a change in control of the Company without further action by the shareholders.

The increase in the authorized number of shares of Common Stock and Preferred Stock could have an anti-takeover effect. If the Company’s Board of Directors desire to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company. Because the authorization of “blank check” Preferred Stock could be used by our Board of Directors for the adoption of a shareholder rights plan or “poison pill,” the Preferred Stock may be viewed as having the effect of discouraging an attempt by another person or entity to acquire control of us through the acquisition of a substantial numbers of shares of Common Stock.

PROPOSAL 2

AMENDMENT TO THE AMENDED

ARTICLES OF INCORPORATION TO CHANGE THE COMPANY’S NAME FROM MEDOVEX CORP. TO BLUE ZONE HEALTH CORP. AND AUTHORIZATION TO THE CEO OF THE COMPANY TO FILE SUCH AMENDMENT TO CHANGE THE NAME OF THE COMPANY AT THE TIME THE CEO DEEMS APPROPRIATE

The Company believes that, in light of the Buyer’s acquisition of all assets of the Sellers pursuant to the Asset Purchase Agreement, the Company’s operating entity, in the reverse merger transaction, the Name Change would be in the best interests of the Company because it would more accurately describe the Company’s business. The Board of Directors approved an amendment to the Company’s Amended Articles of Incorporation to change the Company’s name from Medovex Corp. to Blue Zone Health Corp. On January 9, 2019, the Majority Shareholder ratified the amendment with regard to the Name Change and authorized the CEO of the Company to effect the Name Change at the time he deems appropriate. The Name Change will become effective immediately upon the filing of the Amendment with the Office of the Secretary of State of Nevada, at which time the Company will also change its name on the Over the Counter Markets Group (the “OTC”). The filing will be made at the discretion of the CEO of the Company but not prior to the date that is twenty (20) days after the date this Information Statement is first sent to shareholders.

A copy of the proposed amendment to the Company’s Amended Articles of Incorporation is attached hereto as Exhibit A as if the CEO of the Company decided to effect the Name Change at the time when the Company effected the Increase in Authorized Capital. The amendment will become effective upon filing with the Nevada Secretary of State as required by the Nevada Revised Statutes. It is anticipated that this will occur not less than 20 days following the first date this Information Statement is first sent to the shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 25, 2019, the number of and percent of the Company’s Common Stock and series of Preferred Stock beneficially owned by: (1) all directors and nominees, naming them; (2) our executive officers, naming them; (3) our directors and executive officers as a group, without naming them; and (4) persons or groups known by us to own beneficially 5% or more of each class of our voting securities.

A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from January 25, 2019 upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of January 25, 2019 have been exercised and converted.

Unless otherwise indicated, the address of all listed stockholders is c/o MEDOVEX, 3060 Royal Boulevard South Suite 150, Atlanta, Alpharetta 30022. Unless otherwise indicated each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

Amount and Nature of Beneficial Ownership

Beneficial Owner	Common Stock Shares Beneficially Owned (1)	Percent of Outstanding Common Stock Shares Beneficially Owned (2)	Series B Preferred Stock Shares Beneficially Owned(1)	Series C Preferred Stock Shares Beneficially Owned(1)	Percentage of Voting Power of the outstanding voting stock(2)
William E. Horne, Chief Executive Officer and Chairman of the Board	500,000	2.02%	-	-	*
Michael Yurkowsky, director	1,007,164	4.07%	-	-	1.84%
Raymond Monteleone, director	-	-	-	-	-
Charles Farrahar, Chief Financial Officer	193,576	*	-	-	*
Directors and executive officers as a group (4 people)	1,700,740	6.88%	-	-	3.10%
RMS Shareholder, LLC (3)	-	-	-	39,772	61.67%

*Less than 1%.

(1) We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of Common Stock issuable pursuant to the exercise of stock options or warrants, or the conversion of convertible promissory notes, that are either immediately exercisable or convertible, or that will become exercisable within 60 days after January 25, 2019. These shares are deemed to be outstanding and beneficially owned by the person holding those options, warrants or convertible promissory notes for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) The percentage of shares beneficially owned is based on 24,717,271 shares of our Common Stock, 9,250 shares of Series B Preferred Stock and 39,772 shares of Series C Preferred Stock, issued and outstanding, as of the Record Date.

(3) James St. Louis is deemed the beneficial owner of 39,772 shares of Series C Preferred Stock held by RMS Shareholder, LLC.

EXECUTIVE COMPENSATION

The following table summarizes the overall compensation earned over each of the past two fiscal years ending December 31, 2016 and 2017 by each person who served as our principal executive officer during fiscal 2016 and 2017.

Summary Compensation Table

Name & Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Option Awards ($)	All Other Compensation ($)	Total ($)
Jarrett Gorlin, CEO	2017	272,000	-	38,474	-	310,474
	2016	272,000	-	27,413	-	299,413

Patrick Kullmann, COO	2017	231,000	-	32,674	-	263,674
	2016	231,000	-	23,281	-	254,281

Dennis Moon, EVP	2017	201,000	-	28,431	-	229,431
	2016	201,000	-	20,257	-	221,257

Jeffery Wright, Controller	2017	140,000	-	18,388	-	158,388
	2016	130,000	-	13,102	-	143,102

Charles Farrahar, CFO	2017	45,000	-	-	-	45,000
	2016	45,000	-	-	-	45,000

Employment Agreements

The Company entered into Employment and Confidential Information and Inventions Assignment Agreements (the “Confidentiality Agreement”) with each of its five officers mentioned above. These agreements are identical with the exception of the salary amount in the Employment Agreement.

The Confidentiality Agreement, among other things, obligates each officer not to disclose Confidential Information (as defined in the Agreement) for a period of 5 years after their last date of employment. It commits the employee to assign any work product developed at MedoveX to the Company and assist with obtaining patents for that work as necessary. It contains a provision prohibiting employees from soliciting clients or hiring Company personnel for a period of 2 years after their separation.

The Employment Agreements are for a term of three years and define the compensation and benefits each employee will receive when they start employment. They also define the circumstances for and the effect on compensation and benefits under the following scenarios:

a.	Termination without cause

b.	Termination upon death or disability

c.	Termination by the Company for cause

d.	Termination by the employee for good reason, including material diminishment of position, demands to move or change in control of the Company

e.	Termination by the Company without cause, upon disability or by employee with good reason

f.	Termination for other reasons

If the Company terminates without cause or the employee terminates with good reason, the employee continues to collect his salary and benefits for 6 months after termination. The Confidentiality Agreement also contains a non-compete clause prohibiting the employee from competing with the Company for 1 year after their separation. Currently none of the Confidentiality Agreements is in effect. None of the officers referenced above in the Summary Compensation Table had an active employment agreement at the time of this information statement.

On October 9, 2018, the Company entered into an employment agreement (the “Horne Employment Agreement”) with William E. Horne pursuant to which Mr. Horne serves as the Company’s President and Chief Executive Officer. The Horne Employment Agreement is for a term of five (5) years subject to additional one year renewals. The Horne Employment Agreement provides for a monthly base salary of $54,166 ($650,000 on an annualized basis) if he does not receive full salary from Laser Spine Institute; however, if he receives his full salary from Laser Spine Institute, the Horne Employment Agreement provides for a base salary of $41,666 per month (or $500,000 on an annualized basis). Mr. Horne is also eligible to participate in any discretionary or incentive bonus program approved by the Company’s Compensation Committee. Mr. Horne shall also be entitled to receive incentive stock options and restricted stock awards equal to 7% of the Company’s issued and outstanding Common Stock, as of the closing date of the Asset Purchase Agreement dated October 18, 2018 between the Company and Regenerative Medical Solutions, Inc.

On October 9, 2018, Mr. Jarrett Gorlin resigned as the President and Chief Executive Officer effective immediately. On October 25, 2018, Mr. Jarrett Gorlin was awarded 323,810 shares of Common Stock in the Company as part of a negotiated separation package.

Directors’ Compensation

The Board established a policy of paying outside (non-employee) directors $5,000 per quarter for each full quarter of service.

In November 2016, the Board authorized the issuance of shares of Common Stock to all Board members, both current and former, in an amount equivalent to $240,000, representing their accrued but unpaid directors’ fees as of December 31, 2016. In January 2017, the Company issued an aggregate of 173,911 shares at $1.38 per share, which was the average closing price of the Company’s stock during 2016, to fulfill this obligation. The closing price of the Company’s stock on January 17, 2017, the day the shares were issued, was $1.16 per share.

In August 2017, the Board authorized the issuance of shares of Common Stock to all Board members, both current and former, in an amount equivalent to $135,000, representing their accrued but unpaid directors’ fees as of September 30, 2017. In October 2017, the Company issued an aggregate of 115,389 shares at $1.17 per share, which was the average closing price of the Company’s stock through September 30, 2017, to fulfill this obligation. The closing price of the Company’s stock on October 30, 2017, the day the shares were issued, was $1.09 per share.

On October 3, 2018, the Board approved the issuance of shares of Common Stock in lieu of cash payments due to certain directors and officers of the Company. A total of 1,090,412 shares were issued to certain officers and directors as follows:

1)	Each of the former non-employee directors was issued 35,578 shares and as a result, a total of 320,202 shares were issued to all former non-employee directors.

2)	The following former executives received shares of the Company’s common stock in lieu of cash due for the 2017 bonus awards in the following amounts:

a.	Jarrett Gorlin	118,691
b.	Dennis Moon	87,709
c.	Jesse Crowne	78,545
d.	Jeffery Wright	61,091
e.	Un-named executive officers (2 persons)	178,909

On October 9, 2018, Mr. Jarrett Gorlin resigned as a member of the Board, effective immediately. On October 15, 2018, Directors James R. Lawson, Randal R. Betz, John C. Thomas, Jr., James R. Andrews, Clyde A. Hennies, Jon Mogford, Scott Haufe and Jesse W. Crowne, this being all Board members except for Larry W. Papasan, tendered their resignations to Mr. Papasan, Co-Chairman of the Board. Mr. Papasan then invited newly appointed President and Chief Executive Officer, William E. Horne, to join the Board as Chairman. Mr. Horne accepted, and Mr. Papasan tendered his resignation to Mr. Horne, leaving Mr. Horne as the sole director of the Company at that time. On January 8, 2019, the Board appointed Michael Yurkowsky and Raymond Monteleone as two new members to the Board.

DISSENTERS’ RIGHTS OF APPRAISAL

Under the Nevada Revised Statutes, our shareholders are not entitled to dissenters’ appraisal rights with respect to the Proposals, and we do not intend to independently provide shareholders with any such right.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement and the documents incorporated by reference into this Information Statement contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact contained in this Information Statement and the materials accompanying this Information Statement are forward-looking statements.

Frequently, but not always, forward-looking statements are identified by the use of the future tense and by words such as ‘believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “could,” “would,” “projects,” “continues,” “estimates,” or similar expressions. Forward-looking statements are not guarantees of future performance and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our company or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements.

The forward-looking statements contained or incorporated by reference in this Information Statement are forward-looking statements and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements include declarations regarding our plans, intentions, beliefs or current expectations.

The forward-looking statements included in this Information Statement are made only as of the date of this Information Statement. The forward-looking statements are based on the beliefs of management, as well as assumptions made by and information currently available to management and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results of those anticipated. These uncertainties and other risk factors include, but are not limited to: changing economic and political conditions in the United States and in other countries; the ability to integrate effectively acquired companies; the loss of current customers or the inability to obtain new customers; customer product acceptance; and continued access to capital markets.

We further caution investors that other factors might, in the future, prove to be important in affecting our results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements are expressly qualified in their entirety by this cautionary statement. The forward-looking statements included in this document are made as of the date of this document and we do not undertake any obligation to update forward-looking statements to reflect new information, subsequent events or otherwise, except as required by law.

ADDITIONAL INFORMATION

Distribution of the Information Statement

We will pay the costs associated with this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding the Information Statement to beneficial owners.

Where You Can Find Additional Information

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the Commission’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the Commission at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC’s web site at www.sec.gov and our website at www.medicalalarmconcepts.com. We have not incorporated by reference into this Information Statement the information contained on our website and you should not consider it to be part of this Information Statement.

By Order of the Board of Directors

/s/ William E. Horne
William E. Horne, Chief Executive Officer

January 25, 2019

EXHIBIT A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

Blue Zone Health Corp.,

A Nevada corporation

ARTICLE I

NAME

The name of the corporation is Blue Zone Health Corp. (the “Company”).

ARTICLE II

RESIDENT AND REGISTERED OFFICE

The name and address of the Company’s resident agent for services of process is Vcorp Services, LLC, 1645 Village Center Circle, Suite 170, Las Vegas, NV 89134.

ARTICLE III

CAPITAL STOCK

1. Authorized Capital Stock. The total number of shares of stock this Company is authorized to issue shall be two hundred million (200,000,000) shares. This stock shall be divided into two classes to be designated as “Common Stock” and “Preferred Stock.”

2. Common Stock. The total number of authorized shares of Common Stock shall be one hundred ninety nine million (199,000,000) shares with par value of $0.001 per share.

3. Preferred Stock. The total number of authorized shares of Preferred Stock shall be one million (1,000,000) shares with par value of $0.001 per share. The board of directors shall have the authority to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and to state in the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(a) Whether or not the class or series shall have voting rights, full or limited, the nature and qualifications, limitations and restrictions on those rights, or whether the class or series will be without voting rights;

(b) The number of shares to constitute the class or series and the designation thereof;

(c) The preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

(d) Whether or not the shares of any class or series shall be redeemable and if redeemable, the redemption price or prices, and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(e) Whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking, funds be established, the amount and the terms and provisions thereof:

(f) The dividend rate, whether dividends are payable in cash, stock of the Company, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable or any other class or classes or series of stock, whether or not each dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(g) The preferences, if any, and the amounts thereof which the holders, of any class or series thereof are entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of assets of, the Company;

(h) Whether or not the shares of any class or series are convertible into, or exchangeable for, the shares of any other class or classes or of any ether series of the same or any other class or classes of stock of the Company and the conversion price or prices or ratio or ratios or the rate or rate; at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(i) Such other rights and provisions with respect to any class or series as may to the board of directors seem advisable.

The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any respect. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and un issued shares of the Preferred Stock not designated for any existing class or series of the Preferred Stock and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

ARTICLE IV

DIRECTORS

The number of directors comprising the board of directors shall be fixed and may he increased or decreased from time to time in the manner provided in the bylaws of the Company, except that at no time shall there be less than one director.

ARTICLE V

PURPOSE

The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under Nevada Revised Statutes (“NRS”).

ARTICLE VI

DIRECTORS’ AND OFFICERS’ LIABILITY

The individual liability of the directors and officers of the Company is hereby eliminated to the fullest extent permitted by the NRS, as the same may be amended and supplemented. Any repeal or modification of this Article by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Company for acts or omissions prior to such repeal or modification.

ARTICLE VII

INDEMNITY

Every person who with or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership , joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contact right which may be enforced in any manner desired by such person. The expenses of officers and directors, incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on that behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company. Such right of indemnification shall not, be exclusive of any other right which such directors, offers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the board of directors may adapt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as director, or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability assessed against such a person and incurred in any such capacity or arising out of such status whether or not the Company would have the power to indemnify such person.

The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executers and administrators of such person.

Dated: _, 2019